Exhibit 99.3
Consent of Morgan Stanley & Co. Incorporated
We hereby consent to the use in Amendment No. 1 to the Registration Statement of Brocade Communications Systems, Inc. (“Brocade”) on Form S-4 and in the Joint Proxy Statement/Prospectus of Brocade and McDATA Corporation (“McDATA”), which is part of the Registration Statement, of our opinion dated August 7, 2006 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading “SUMMARY OF THE MERGER—Opinions of Financial Advisors—Opinion of Brocade’s Financial Advisor”, “THE MERGER—Background of the Merger”, “THE MERGER—Consideration of the Merger by the Brocade Board of Directors” and “THE MERGER—Opinion of Brocade’s Financial Advisor”. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. INCORPORATED
By:	/S/ ANDREW R. GUEVARA

Menlo Park, CA
December 4, 2006